UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

441 Charmany Drive

Madison, WI 53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 25, 2016, based upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors of Exact Sciences Corporation (the “Company”), approved an increase in the size of the Company’s Board of Directors to ten directors and appointed John A. Fallon, M.D. to fill the newly created vacancy to serve as a Class I director until the 2016 Annual Meeting of Stockholders.

Dr. Fallon (age 68), served as Senior Vice President and Chief Physician Executive at Blue Cross Blue Shield of Massachusetts (“BCBS”) from 2004 through 2015. Prior to his role at BCBS, Dr. Fallon served as Chief Executive Officer for clinical affairs at the State University of New York Downstate Medical Center, including University Hospital of Brooklyn and the clinical faculty practice plan. His professional experience also includes the Partners Healthcare System, where he was chairman of the physician network. Dr. Fallon was also the founder and CEO of North Shore Health System, a large physician-hospital organization in Massachusetts. He serves on the boards of directors of Insulet Corporation (Nasdaq: PODD), a medical devices company, and AMAG Pharmaceuticals, Inc. (Nasdaq: AMAG), a specialty pharmaceutical company, as well as several not-for-profit boards, including Network for Excellence in Health Innovation (NEHI) (Chair), National Committee for Quality Assurance (NCQA) Medical Standards (Chair), New England Comparative Effectiveness Public Advisory Council (CEPAC) and Temple University School of Medicine Board of Advisors. Dr. Fallon practiced internal medicine for more than 20 years, fulfilled his residency at Boston City Hospital, is Board Certified in Internal Medicine and is a fellow of the American College of Physicians. He received a BA from the College of the Holy Cross, an MBA from the University of South Florida and a Doctor of Medicine from Tufts University School of Medicine. Dr. Fallon will serve as a member of the Company’s Audit Committee and Corporate Governance & Nominating Committee.

Dr. Fallon will receive compensation for his service as a director in accordance with the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), which is described under the caption “Compensation Policy for Non-Employee Directors” in the Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 30, 2015.  Pursuant to the Director Compensation Policy, in connection with his initial appointment to the Board of Directors, Dr. Fallon received a stock option award covering 84,589 shares of Company common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: January 27, 2016	By:	/s/ John Bakewell
John Bakewell
Chief Financial Officer